UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 22, 2017

HESS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	No. 1-1204	No. 13-4921002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas

New York, New York   10036

(Address of Principal Executive Offices)   (Zip Code)

Registrant's Telephone Number, Including Area Code:  (212) 997-8500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On December 22, 2017, Hess Corporation (the “Company”) completed the previously announced sale of its indirect wholly owned subsidiary Hess Norge AS to Aker BP ASA. Hess Norge AS holds a 64.05 percent interest in the Valhall Field and a 62.5 percent interest in the Hod Field, offshore Norway. The cash purchase price was approximately $2 billion, with an effective date of January 1, 2017, subject to closing adjustments.

Item 9.01.  Financial Statements and Exhibits.

(b)	Pro forma financial information.
The pro forma financial information required to be furnished under this Item 9.01(b) is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
(d)	Exhibit

99(1)Unaudited pro forma financial information of Hess Corporation as of September 30, 2017 and for the  nine months ended September 30, 2017 and the year ended December 31, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2017	HESS CORPORATION
	By:	/s/John P. Rielly
	Name:	John P. Rielly
	Title:	Senior Vice President and
Chief Financial Officer